UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2017

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 20, 2017, Dollar Tree, Inc. (the “Company”) prepaid the $748.1 million remaining outstanding under its senior secured term loan B-3. The Company will accelerate approximately $11.9 million of amortizable non-cash deferred financing costs associated with the senior secured term loan B-3 to the fourth quarter ending January 28, 2017.

The Company may make additional prepayments on its outstanding debt from time to time in the future depending on available cash balances, free cash flow generation and projected cash needs among other factors.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding the company's plans, objectives, expectations (financial or otherwise) and intentions, including with respect to potential future debt prepayments. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 28, 2016, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections in our Quarterly Report on Form 10-Q filed December 6, 2016 and other filings with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: January 20, 2017	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer